UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2013

ENVIVIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35205	94-3353255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oyster Point Boulevard, Suite 325 South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 243-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2013, Clifford B. Meltzer resigned from the Board of Directors of Envivio, Inc. (the “Company”) to focus on his current position at Allscripts, where he serves as Executive Vice President, Solutions Development.

Item 8.01 Other Events.

On February 26, 2013, the Board of Directors of the Company appointed Ned Gilhuly to serve as a member of the Nominating and Corporate Governance Committee and David Spreng to serve as Chairman of the Nominating and Corporate Governance Committee to fill the vacancies created by Mr. Meltzer’s resignation. In addition, the Board appointed Terry Kramer to serve as Lead Director to fill the vacancy created by Mr. Meltzer’s resignation. The Board also reduced the authorized number of directors from nine to eight directors with a corresponding reduction in the number of Class III directors from three to two.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2013

ENVIVIO, INC.

By	/S/ JULIEN SIGNÈS
Julien Signès President, Chief Executive Officer and Director